SECURITIES AND EXCHANGE COMMISSION



                        WASHINGTON D.C. 20549



                              FORM 8-K


                            CURRENT REPORT









Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) - April 10, 1997



NORTH  FORK BANCORPORATION, INC.
(Exact name of Registrant as specified in its charter)





 Delaware			                     1-10458		           36-3154608
 (State or other jurisdiction	   (Commission		      (IRS Employer
  of incorporation) 	            File Number)	     	Identification No.)




 275 Broad Hollow Road
 Melville, New York						                            11747
 (Address of principal executive offices)		         (Zip Code)




Registrant's telephone number, including area code:	        (516) 844-1004

Item 5.  Other Events

              North Fork Bancorporation, Inc. issued a press release announcing its earnings for the quarter ended March 31, 1997. A copy of such press release is attached hereto as
Exhibit 99 and is incorporated herein by reference.


Item 7.  Financial Statement and Exhibits

	(c)     	The following Exhibit is filed with this Current
Report on Form 8-K:




Exhibit
Number            	Description

  99			         Press Release of North Fork Bancorporation, Inc., dated
		             	April 10, 1997.

EXHIBIT INDEX





Exhibit
Number		   Description

   99			   Press Release of North Fork Bancorporation, Inc., dated
			        April 10, 1997.

					                         SIGNATURE



	Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





Date:	April 14, 1997







					                                 NORTH FORK BANCORPORATION, INC.





					                                 By:/s/Daniel M. Healy

					                                 Daniel M. Healy
					                                 Executive Vice President and
					                                 Chief Financial Officer

	                          NORTH FORK BANCORP

275 Broad Hollow Rd., Melville,  NY  11747  (516) 844-1004
FAX (516) 694-1536








FOR IMMEDIATE RELEASE			                 Contact:	Daniel M. Healy
									                                Executive Vice President
									                                Chief Financial Officer







	                      NORTH FORK BANCORP ANNOUNCES
	               RECORD NET INCOME FOR 1997 FIRST QUARTER





	Melville, N.Y. - April 10, 1997 - North Fork Bancorporation, Inc. (NYSE: NFB) reported a record net income of $25.7 million, or $.78 per share, for the quarter ended March 31, 1997, as compared to $18.7 million, or $.57 per share in 1996 an increase of 37%.
The Company's returns on average equity and assets in the current quarter were 22.09% and 1.77%, respectively, as compared to 17.42% and 1.48%, in the comparable quarter of 1996. The consolidated results and financial highlights have been retroactively restated to include the operating results of North Side Savings Bank, which was acquired in a pooling-of-interests transaction on December 31, 1996. "We have accomplished our initial objectives with the acquisition of North Side," stated
John Adam Kanas, Chairman, President and Chief Executive
Officer. "Substantially all of the cost savings estimates have been realized, full system integration has been achieved and the North Side customers are beginning to benefit from the multiple products and services North Fork offers. We anticipate that greater revenue enhancements will occur as we continue to cultivate and penetrate our new markets," he said.

Press Release:	April 10, 1997



	Net interest income in the 1997 first quarter was $66.1 million as compared to $51.4 million for 1996. The net interest margin was 4.95% for the most recent quarter ended March 31, 1997, as compared to 4.67% and 4.32% for the three month periods ended
December 31, 1996 and March 31, 1996, respectively. The steady increases in the net interest margin are reflective of yield improvements, the growth in interest earning assets, as well as a lower cost of funds. Demand Deposits, a key determinant in the cost of funds, was $745.7 million at quarter end, as compared to $647.8 million in 1996, reflecting a 15% increase. "We continue to benefit from the improving deposit mix in all of our previously acquired thrift branches," stated Mr. Kanas.





	Loans, net of unearned income, were $3.3 billion at March 31, 1997, a 26% increase over the $2.6 billion in 1996. Gains were recorded in each component of the Company's diverse loan portfolio. The availability of high quality lending opportunities is expected to continue throughout the balance of the year. Asset quality remained strong as the reserve for loan losses exceeded non-performing loans by approximately 260%.





	Non-interest income, exclusive of net securities gains, increased by 25% in 1997, compared to 1996. All of the gains were from the Company's rapidly growing retail banking division whose products include alternative investments, discount broker dealer and trust and asset management services. "We have added in excess of 250,000 customers from our three acquisitions last year. The opportunities for non-interest income growth remain virtually untapped," stated Mr. Kanas.







	The Company's core efficiency ratio declined to 39.8% in the most recent quarter, exhibiting the Company's continuous and rigorous overhead cost controls and the success of the efficient merger of North Side.





	On February 25, 1997, the Company announced that its Board had approved a two-for-one common stock split, subject to shareholder approval of an increase in the Company's authorized common stock to 200 million shares from 50 million shares. The annual shareholders' meeting is scheduled for April 22, 1997.
If the shareholder proposal is approved, the new shares will be distributed on May 15, 1997 to shareholders of record on April
25, 1997. North Fork currently has 32.9 million shares outstanding.





	North Fork Bancorporation, Inc. with total assets of $6.4 billion, deposits of $4.4 billion and stockholders' equity of $467 million, or $14.20 book value per share, is the holding company for North Fork Bank, operating 82 branches in the New York metropolitan area.

	               North Fork Bancorporation, Inc.
	                      (NYSE:  NFB)
	        (In thousands, except ratios and per share amounts)



									                              Three Months Ended

INCOME STATEMENT HIGHLIGHTS			March 31, 1997          March 31,1996 (1)

	Interest Income	                  $  109,881	          $   93,115
	Interest Expense	                     43,811               41,761
		Net Interest Income	                 66,070	              51,354
	Provision for Loan Losses	             1,500                1,700
	Net Interest Income after
		Provision for Loan Losses            64,570               49,654


Non-Interest Income:
	Fees and Service Charges on
     Deposit Accounts	                  4,391	               3,205
	Broker Commissions and Trust Fees	     1,947	               1,209
	Mortgage Banking Operations	             411	                 666
	Other Operating Income	                1,056	               1,137
	Net Securities Gains 	                   161                1,397
	Total Non-Interest Income              7,966                7,614


Non-Interest Expense:
	Operating Expenses	                   28,142	              23,284
	Amortization of Intangible Assets	     1,840	                 518
	Other Real Estate	                        46                  782
		Total Non-Interest Expense           30,028               24,584


	Income Before Income Taxes	           42,508	              32,684
	Provision for Income Taxes	           16,793               13,961
		Net Income	                      $   25,715           $   18,723


	Earnings Per Share	                  $	 0.78	             $	 0.57
	Cash Dividends per Share (2)	        $	 0.25	             $ 	0.20
	Average Equivalent
      Shares Outstanding               32,913               32,850
	Return on Average Total Assets	        1.77%	               1.48%
	Return on Average
     Stockholders' Equity	             22.09%	              17.42%
	Yield on Interest Earning Assets (3)	  8.16%	               7.79%
	Cost of Funds	                         3.98%	               4.11%
	Net Interest Margin (3)    	           4.95%	               4.32%
	Core Efficiency Ratio (4)	            39.80%	              40.97%



(1)		On December 31, 1996, North Side Savings Bank was merged
with and into the Company. The merger has been accounted for as a pooling-of-interests. The Company utilizes a fiscal year which ends on December 31 for reporting purposes, whereas North
Side used a fiscal year which ended on September 30 for such purposes. The financial results of North Side for 1996 have been adjusted to conform to that of the Company.

(2)		Cash dividends do not reflect dividends declared by North
Side prior to the merger.

(3)		Presented on a tax equivalent basis.

(4)		The core efficiency ratio is defined as the ratio of
non-interest expense, net of other real estate related cost and other non-recurring charges, to net interest income on a taxable equivalent basis and other non-interest income, net of securities gains.

	             North Fork Bancorporation, Inc.
	                     (NYSE:  NFB)
	    (In thousands, except ratios and per share amounts)




                                      March 31, 	  December 31,	    March 31,
BALANCE SHEET HIGHLIGHTS              1997        1996              1996 (1)

Loans, net of unearned
 income and fees                      $3,290,408	   $ 3,171,525	   $ 2,616,953
Allowance for Loan Losses                 55,066	        53,894	        57,713
Securities Available-for-Sale          1,580,580	       857,391	     1,524,238
Securities Held-to-Maturity            1,260,755	     1,300,115	     1,003,435
Intangible Assets                         80,233	        82,073	        85,914
Total Assets                           6,413,274      5,750,527      5,649,057
Deposits - Demand                        745,726	       734,907        647,821
Deposits - Other                       3,672,732	     3,734,603	     3,988,131
Federal Funds Purchased & Securities Sold
	   Under Agreements to Repurchase     1,100,895        621,789	       454,516
Other Borrowings                          35,000	        35,000	        35,000
Corporation-Obligated Mandatorily
 Redeemable Capital Securities
       of Subsidiary Trust                99,640         99,637	          -
Stockholders' Equity                     467,369	       457,531	       430,387
Book Value Per Share                    $ 14.20	        $ 14.10    	   $ 13.37


SELECTED FINANCIAL HIGHLIGHTS

CAPITAL


Risk Based Capital
	    Tier 1	                            14.11%          15.12%          12.31%
	    Total		                            15.37%          16.38%	         13.57%
	Leverage Ratio                          8.63%	          8.61%	          6.96%

Actual Shares Outstanding               32,916 	        32,446	         32,202


ASSET QUALITY

Loans past due 90 days or more
		and still accruing                    $ 3,264	       $  2,596	       $   855
	Non-Accrual Loans                       17,961          17,745         34,971
Total Non-Performing Loans               21,225  	       20,341         35,826
Other Real Estate                         2,587	          1,898          9,392
Total Non-Performing Assets           $  23,812        $ 22,239        $45,218

Restructured Accruing Loans           $  12,803        $ 13,734        $43,406

Allowance for loan losses to
    non-performing loans                    259%          265%            161%


Allowance for loan losses to total
	   loans, net of unearned income and fees  1.67%	         1.70%	        2.21%
